UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PURPLE BEVERAGE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	01-0670370 (I.R.S. Employer Identification No.)

____________________

450 East Las Olas Blvd., Suite 830
Fort Lauderdale, Florida 33301
Telephone: (954) 462-8757
(Address of Principal Executive Offices)
____________________

2007 INCENTIVE PLAN
(Full title of the plan)

Theodore Farnsworth
Purple Beverage Company, Inc.
(Name, address and telephone number, including area code, of Agent For Service)

**Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum of offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.001 per share	2,000,000	$0.24	$480,000	$18.86

(1)
Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) also registers such indeterminate number of additional shares of common stock that may be offered pursuant to the anti-dilution provisions set forth in the 2008 Incentive Stock Plan.

(2)
Pursuant to Rules 457(c) and 457(h)(1) of the Securities Act, the proposed maximum offering price per share is calculated upon the basis of the average of the bid and asked prices as reported on the OTC Bulletin Board on September 12, 2008.

PART I

INFORMATION REQUIRED IN
THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.

The documents containing the information concerning the 2007 Incentive Plan (the “Plan”) required by Item 1 of this Registration Statement, and the statement of availability of registrant information, employee benefit plan annual reports and other information required by Item 2 of Form S-8, will be sent or given to persons eligible to participate in the Plan as specified by Rule 428(b)(1) under the Securities Act. We will maintain a file of such documents in accordance with the provisions of Rule 428 and, upon request, shall furnish to the Securities and Exchange Commission (the “Commission”) or its staff a copy or copies of documents included in such file. Pursuant to the instructions to Form S-8, these documents are not required to be and are not being filed either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute part of a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.    Registrant Information and Employee Plan Annual Information.

Any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus) and the other documents required to be delivered to employees pursuant to Rule 428(b) will be available without charge to participants in the Plan upon written or oral request by contacting:

Purple Beverage Company, Inc. 450 East Las Olas Blvd., Suite 830 Fort Lauderdale, Florida 33301 Telephone: (954) 462-8757 Attn: Theodore Farnsworth, Chief Executive Officer

PART II

INFORMATION REQUIRED IN
THE REGISTRATION STATEMENT

Item 3.    Incorporation of Certain Documents by Reference.

The following documents filed by Purple Beverage Company, Inc. (“Purple”, “we” or “our”) with the Commission are incorporated by reference in this Registration Statement:

(1)	Prospectus filed pursuant to Rule 424(b) on August 11, 2008;

(2)	Current Report on Form 8-K, filed September 9, 2008;

(3)	Current Report on Form 8-K, filed September 4, 2008;

(4)	Quarterly Report on Form 10-QSB for the quarter ended June 30, 2008, filed August 14, 2008;

(5)	Quarterly Report on Form 10-QSB/A for the quarter ended March 31, 2008, filed July 30, 2008, amending the Quarterly Report on Form 10-QSB for the quarter ended March 31, 2008, filed May 15, 2008;

(6)	Current Report on Form 8-K, filed July 30, 2008;

(7)
Current Report on Form 8-K/A, filed July 2, 2008, amending the Current Report on Form 8-K filed December 13, 2007, as was previously amended by the Current Report on Form 8-K/A filed April 16, 2008 and the Current Report on Form 8-K/A, filed December 17, 2007;

(8)	Current Report on Form 8-K, filed April 4, 2008;

(9)	Current Report on Form 8-K, filed March 27, 2008;

(10)	Current Report on Form 8-K, filed March 25, 2008;

(11)	Current Report on Form 8-K, filed March 17, 2008;

(12)	Quarterly Report on Form 10-QSB for the quarter ended December 31, 2007, filed February 14, 2008;

(13)	Current Report on Form 8-K, filed January 14, 2008;

(14)	Current Report on Form 8-K, filed January 14, 2008;

(15)	Current Report on Form 8-K, filed December 13, 2007; and

(16)	Description of Common Stock in our Registration Statement on Form 8-A, filed February 6, 2007.

In addition to the documents incorporated by reference, on September 15, 2008, Michael W. Wallace, Chief Financial Officer of the Company and certain other members of the accounting staff of the Company ceased to perform their respective duties with the Company. On September 15, 2008, the sole director of the Company appointed Theodore Farnsworth as the principal financial and principal accounting officer of the Company.

Further, all documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective dates of filing of such documents with the Commission. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.    Indemnification of Directors and Officers.

Sections 78.7502 and 78.751 of the Nevada Revised Statutes provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director or officer must not have had reasonable cause to believe his/her conduct was unlawful.

Under Section 78.751 of the Nevada Revised Statutes, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined the officer or director did not meet the standards.

Our bylaws include an indemnification provision under which we have the power to indemnify, to the fullest extent permitted under Nevada law, our current and former directors and officers, or any person who serves or served at our request for our benefit as a director or officer of another corporation or our representative in a partnership, joint venture, trust or other enterprise, against all expenses, liability and loss reasonably incurred by reason of being or having been a director, officer or representative of ours or any of our subsidiaries. We may make advances for expenses upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he/she is not entitled to be indemnified by us.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions.

Item 8.    Exhibits.

Exhibit No.	Description

4.1	Composite Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1, filed with the Commission on May 2, 2008)

4.2	By-laws (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form SB-2 filed with the Commission on December 28, 2006)

4.3	2007 Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K/A filed with the Commission on December 17, 2007)

4.4*	Amendment No. 1 to the 2007 Incentive Plan

5.1*	Opinion of Cane Clark LLP

23.1*	Consent of Cane Clark LLP

23.2*	Consent of Sherb & Co., LLP

24*	Powers of Attorney
___________
*	filed herewith

Item 9.    Undertakings.

1.	The undersigned Registrant hereby undertakes:

(a)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(b)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on this 15th day of September 2008.

PURPLE BEVERAGE COMPANY, INC.

By:	/s/ Theodore Farnsworth
Theodore Farnsworth
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Theodore Farnsworth as his true and lawful attorney-in-fact, each acting alone, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting along, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

By: /s/ Theodore Farnsworth Theodore Farnsworth, Director, President & Chief Executive Officer (principal executive officer)	September 15, 2008

By: /s/ Theodore Farnsworth Theodore Farnsworth, Interim Financial Officer (principal financial and accounting officer)	September 15, 2008

EXHIBIT INDEX

Exhibit No.	Description

4.1	Composite Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1, filed with the Commission on May 2, 2008)

4.2	By-laws (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form SB-2 filed with the Commission on December 28, 2006)

4.3	2007 Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K/A filed with the Commission on December 17, 2007)

4.4*	Amendment No. 1 to the 2007 Incentive Plan

5.1*	Opinion of Cane Clark LLP

23.1*	Consent of Cane Clark LLP

23.2*	Consent of Sherb & Co., LLP

24*	Powers of Attorney
____________
*	filed herewith